Exhibit 99.1

Dolphin Reports Q1 2025 Results; Core Entertainment Publicity and Marketing Segment (EPM) Revenue Up 2% YoY to $12.1 Million, Strategic Investments and New Division Launch to Drive Long-Term Growth

Highlights Talent Expansion, Women’s Sports Investment, Affiliate Marketing Launches, and Continued Industry Recognition

Named 2025 Agency of the Year by Observer's PR Power List

Miami, FL – Dolphin (NASDAQ: DLPN), a leading entertainment marketing and content production company, today announced its financial results for the first quarter ended March 31, 2025.

Bill O’Dowd, CEO of Dolphin commented:

“Dolphin’s first quarter results reinforce the strength and momentum of our core agencies and our strategy of investing in the future of entertainment and marketing. Excluding the impact of last year’s Blue Angels production revenue of $3.4 million, our core entertainment publicity and marketing revenue increased 2% year-over-year to $12.1 million—a clear sign of underlying growth, even during a period of industry disruption from the Los Angeles wildfires and less awards business.

We also made deliberate, forward-looking investments in two of the most dynamic sectors in media today: women’s sports and affiliate marketing. Always Alpha, our women’s sports management firm co-founded by Allyson Felix, is tapping into a multi-billion-dollar sector with explosive growth rates and strong investor confidence. With an active roster of more than a dozen top athletes and sportscasters, along with our strategic partnership with women’s sports ad agency Deep Blue, we believe Dolphin is well-positioned to continue its momentum as a first-mover in this space. We will look to expand into women’s soccer and basketball this year, with management teams dedicated to the two most popular women’s sports in the United States.

At the same time, The Digital Dept. launched a dedicated affiliate marketing division. This new capability means we now offer every major revenue vertical in influencer marketing, further expanding our addressable market and setting us apart from the competition. We already have more than two dozen influencers on our affiliate roster today, and we will continue to invest in this exciting and rapidly growing area throughout the year.

Dolphin is growing and our team’s efforts have not gone unnoticed. Dolphin was named Agency of the Year on the 2025 Observer PR Power List, a distinction that validates the strength and cultural reach of our portfolio and the expertise of our people.

On a personal note, I want to reiterate my belief that Dolphin’s common stock is deeply undervalued, which is why I began purchasing shares last year and have continued buying through a 10b5-1 plan every week since we reported our 10-K. My ongoing purchases reflect my strong confidence in our company’s future and the significant upside I see ahead for our shareholders.

We are building on a powerful foundation, with clear leadership in growing and lucrative categories. As we look ahead, we remain focused on execution, investment in rapidly growing areas, and capturing emerging opportunities for both our clients and our shareholders.”

Q1 2025 and Recent Highlights

Total revenue for the quarter ended March 31, 2025, was $12.2 million, a decrease from $15.2 million for the same period in 2024 which included $3.4 million of production revenue from The Blue Angels. Entertainment Publicity and Marketing Segment revenue, excluding production revenue, was $12.1 million a 2% increase from Entertainment Publicity and Marketing Segment revenue of $11.8 million in the same period last year.

Operating loss was $1.8 million for the quarter ended March 31, 2025, compared to operating income of $0.2 million for the quarter ended March 31, 2024.

Adjusted operating loss was approximately $0.6 million for the quarter ended March 31, 2025, as compared to an adjusted operating income of $1.0 million for the same period in 2024.

Operating expenses for Q1 2025 were $13.9 million, including depreciation and amortization of $0.6 million and non-recurring or non-cash expenses of approximately $0.6 million. This compares to operating expenses of $15.1 million in Q1 2024, including depreciation and amortization of $0.6 million, equity-based compensation of $0.1 million, and bad debt expense of $0.2 million.

Net loss for Q1 2025 was $2.3 million, including depreciation and amortization of $0.6 million and non-recurring or non-cash expenses of $0.6 million. This compares to a net loss of $0.3 million for Q1 2024, including depreciation and amortization of $0.6 million, equity-based compensation of $0.1 million and bad debt expense of $0.2 million.

Net loss per share was $0.21 per share based on 11,162,026 weighted average shares outstanding for the quarter ended March 31, 2025. Net loss was $0.04 per share based on 9,238,913 and 9,302,851, respectively, weighted average shares outstanding for basic and fully diluted loss per share for the quarter ended March 31, 2024.

Dolphin

•	Named Agency of the Year on the 2025 Observer PR Power List.
•	CEO Bill O’Dowd started 10b5-1 stock purchase plan in April 2025, building on $100,000 in common stock purchases in 2H 2024.

42West

•	Shined at Toy Fair representing Funko, the Op Games, and Super7.
•	Secured eight nominations for clients at the 97th Academy Awards.
•	Supported multiple exciting new projects at the 2025 Sundance Film Festival and the 2025 SxSW Festival.
•	At Superbowl LIX led Perdue’s Wingin’ It campaign with Wayne Brady providing live, improvisational game-day commentary; enhanced media visibility for the annual Puppy Bowl, featuring a DC Studios sneak peek with Director James Gunn.

The Door

•	Announced major roster of chef and lifestyle talent for 2025, showcasing prowess for culinary launches and brand expansion.
•	At Superbowl LIX created and executed the Not So Fast, Not So Furious Super Bowl campaign featuring Vin Diesel,
•	Michelle Rodriguez, and Ludacris. Launched the “Dazs Drive” cross-country activation, culminating at Shaq’s Fun House event. DISRPT Division’s client, Serena Williams, debuted A Ma Maniere Converse sneakers during the Super Bowl halftime show. BLK & Bold coffee featured in Google's “50 States, 50 Stories” Super Bowl ad.

Elle

•	Serviced over two dozen clients across Lifestyle and Impact divisions

The Digital Dept.

•	Launched new division for affiliate marketing and content creator services.
•	Hosted highest-grossing BRANDEdit influencer experience to date in Los Angeles.
•	Expanded BRANDEdit experiences and corporate event services to Nashville for 2025.

Always Alpha

•	Along with Dolphin, rang the NASDAQ Closing Bell on March 7, 2025, to celebrate Women in Sports and International Women’s Day.
•	Announced joint venture with Deep Blue Sports + Entertainment, creating women’s sports’ first full-service management offering. At Superbowl LIX announced a partnership with Deep Blue to form the largest firm supporting female athletes.
•	Celebrated with an exclusive Super Bowl luncheon on February 8 in New Orleans.

Special Projects

•	Curated celebrity and cultural influencer attendance for Max, Warner Bros., and Louis Vuitton launches, driving cultural impact and elevating brand visibility.

Blue Angels

•	The Blue Angels won for Outstanding Achievement in Sound Editing for a Feature Documentary at the MPSE Golden Reel Awards.
•	Returned to select IMAX® theatres in January 2025 with a new 3D version.

Youngblood

•	Feature adaptation began and completed principal photography.

Conference Call Information

To participate in this event, dial in approximately 5 to 10 minutes before the beginning of the call.

Date: May 13, 2025
Time: 4:30pm ET
Toll Free: 888-506-0062 International: 973-528-0011 Participant Access Code: 893617
Webcast: https://www.webcaster4.com/Webcast/Page/2225/52465

Replay

Toll Free: 877-481-4010 International: 919-882-2331 Replay Passcode: 52465
Webcast Replay: https://www.webcaster4.com/Webcast/Page/2225/52465

ABOUT DOLPHIN

Dolphin (NASDAQ:DLPN) was founded in 1996 by Bill O'Dowd and has evolved from its origins as an Emmy-nominated television, digital and feature film content producer to a company with three dynamic divisions: Dolphin Entertainment, Dolphin Marketing and Dolphin Ventures.

Dolphin Entertainment: This legacy division, where it all began, has a rich history of producing acclaimed television shows, digital content and feature films. With high-profile partners like IMAX and notable projects including The Blue Angels, Dolphin Entertainment continues to set the standard in quality storytelling and innovative content creation.

Dolphin Marketing: Established in 2017, the Marketing division, which was just named by Observer as the 2025 #1 Agency of the Year, is a powerhouse in public relations, influencer marketing, branding strategy, talent booking and special events. Comprising top-tier companies such as 42West, The Door, Shore Fire Media, Elle Communications, Special Projects, The Digital Dept., and Always Alpha, Dolphin Marketing serves a wide range of industries — from entertainment, music and sports to hospitality, fashion and consumer products.

Dolphin Ventures: This division leverages Dolphin's best-in-class cross-marketing acumen and business development relationships to create, launch and/or accelerate innovative ideas and promising products, events and content in our areas of expertise.

Dolphin has also launched "The Pod", a new shareholder loyalty program in partnership with TiiCKER, the world's first and largest shareholder engagement platform. "The Pod" features high-value tiered perks for Dolphin's verified investors, including gift cards and discount codes for brands like Häagen-Dazs, Francis Ford Coppola Wines, Carbone Fine Food, Saysh, and Foster Supply Hospitality. Investors may also receive special access to concerts, movie screenings, and celebrity meet-and-greet opportunities throughout the year.

Dolphin Entertainment shareholders can now visit TiiCKER.com/DLPN to connect their brokerage accounts and claim their perks and VIP experiences.

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Contact Information

James Carbonara
Partner, Hayden IR
james@haydenir.com
646-755-7412

###

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
ASSETS
Current
Cash and cash equivalents	$7,085,260	$8,203,842
Restricted cash	925,004	925,004
Accounts receivable:
Trade, net of allowance of $1,365,338 and $1,327,808, respectively	6,066,237	5,113,157
Other receivables	6,538,095	5,451,697
Other current assets	553,808	373,399
Total current assets	21,168,404	20,067,099

Capitalized production costs, net	615,662	594,763
Employee receivable	1,054,168	1,007,418
Right-of-use assets	4,327,155	4,738,997
Goodwill	21,507,944	21,507,944
Intangible assets, net	9,614,784	10,189,026
Property, equipment and leasehold improvements, net	97,788	114,011
Other long-term assets	189,296	218,021
Total Assets	$58,575,201	$58,437,279

LIABILITIES
Current
Accounts payable	$2,120,089	$2,344,272
Term loans, current portion	1,708,051	1,686,018
Revolving line of credit	400,000	400,000
Notes payable, current portion	3,750,000	3,750,000
Contingent consideration	486,000	486,000
Accrued interest – related party	2,002,593	1,857,986
Accrued compensation – related party	2,625,000	2,625,000
Lease liabilities, current portion	1,531,098	1,919,672
Deferred revenue	818,302	341,153
Other current liabilities	13,013,339	11,104,036
Total current liabilities	28,454,472	26,514,137

Noncurrent
Term loans, noncurrent portion	4,349,537	4,782,271
Notes payable, noncurrent portion	3,380,000	3,130,000
Convertible notes payable	5,875,000	5,100,000
Convertible notes payable at fair value	300,000	320,000
Loans from related party	3,225,985	3,225,985
Lease liabilities	3,257,809	3,306,033
Deferred tax liability	416,069	394,547
Other noncurrent liabilities	—	18,915
Total Liabilities	49,258,872	46,791,888

STOCKHOLDERS’ EQUITY
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding at March 31, 2025 and December 31, 2024.	1,000	1,000
Common stock, $0.015 par value, 200,000,000 shares authorized, 11,168,119 and 11,162,026 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	166,779	166,688
Additional paid in capital	157,692,041	157,692,132
Accumulated deficit	(148,543,491)	(146,214,429)
Total Stockholders’ Equity	9,316,329	11,645,391
Total Liabilities and Stockholders’ Equity	$58,575,201	$58,437,279

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	For the three months ended March 31,
	2025	2024
Revenues	$12,169,711	$15,235,892

Expenses:
Direct costs	344,414	2,319,227
Payroll and benefits	10,304,233	9,574,251
Selling, general and administrative	1,772,444	1,976,990
Acquisition costs	416,171	—
Depreciation and amortization	591,552	553,103
Legal and professional	514,424	647,781
Total expenses	13,943,238	15,071,352

Loss from operations	(1,773,527)	164,540

Other (expenses) income:
Change in fair value of convertible note	20,000	25,000
Change in fair value of warrant	—	5,000
Interest income	6,075	5,869
Interest expense	(560,088)	(503,637)
Total other expense (income), net	(534,013)	(467,768)

Loss before income taxes and equity in losses of unconsolidated affiliates	$(2,307,540)	$(303,228)

Income tax expense	(21,522)	(23,539)

Net loss	$(2,329,062)	$(326,767)

Loss per share:
Basic	$(0.21)	$(0.04)
Diluted	$(0.21)	$(0.04)

Weighted average number of shares used in per share calculation
Basic	11,162,026	9,238,913
Diluted	11,162,026	9,302,851

Use of Non-GAAP Financial Measures

In order to provide greater transparency regarding our operating performance, the financial results in this press release refer to a non-GAAP financial measure that involves adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management deems are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance.

Adjusted operating income or loss is defined by Dolphin as (loss) income from operations before: (i) depreciation and amortization, (ii) write-off of assets, (iii) impairment of goodwill or intangible assets, (iv) acquisition costs, (v) employee stock compensation, (vi) change in fair value of contingent consideration, (vii) bad debt expense and (viii) and impairment of capitalized production costs.

Management believes that the presentation of operating results using this non-GAAP financial measure provides useful supplemental information for investors by providing them with the non-GAAP financial measure used by management for financial and operational decision making, planning and forecasting and in managing the business. This non-GAAP financial measure does not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered a measure of liquidity and is unlikely to be comparable to non-GAAP financial measures provided by other companies.

	For the three months ended March 31,
	2025	2024
Revenues (GAAP)	$12,169,711	$15,235,892

Expenses:
Direct costs	344,414	2,319,227
Payroll and benefits	10,304,233	9,574,251
Selling, general and administrative	1,772,444	1,976,990
Acquisition costs	416,171	—
Depreciation and amortization	591,552	553,103
Legal and professional	514,424	647,781
Total expenses (GAAP)	13,943,238	15,071,352

(Loss) income from operations (GAAP)	$(1,773,527)	$164,540
Adjustments to GAAP measure:
Acquisition costs	416,171	—
Depreciation and amortization	591,552	553,103
Bad debt expense	55,754	204,021
One-time payroll related costs	85,000	—
Stock compensation	—	105,761
Adjusted (loss) income from operations (non-GAAP)	$(625,050)	$1,027,425

Reconciliation of GAAP (loss) income from operations to non-GAAP (loss) income from operations